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                                                                    EXHIBIT 4.7


BOS-BUS:298633





                          SECOND AMENDED AND RESTATED

                               SECURITY AGREEMENT




         SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement"), dated as of August 30, 1996, among (a) BARRY'S JEWELERS, INC. a California corporation (the "Company"), and (b) THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as Collateral Agent under the Collateral Agency Agreement (as defined in the Restated Credit Agreement, as hereinafter defined) (hereinafter, in such capacity, the "Secured Party"), for the benefit of the Creditors (as hereinafter defined).

         WHEREAS, in connection with (i) an Amended and Restated Revolving Credit Agreement dated as of December 21, 1995 (as amended and in effect from time to time, the "Prior Credit Agreement"), among the Company, the financial institutions party thereto (the "Lenders"), and The First National Bank of Boston as agent for the Lenders, which amended and restated in its entirety a Revolving Credit Agreement dated as of December 22, 1993 (as amended and in effect from time to time, the "Original Credit Agreement) and (ii) an Indenture dated as of December 22, 1993 (as amended and in effect from time to time, the "Indenture"), among the Company and First Trust National Association, as trustee (the "Trustee"), the Company and the Secured Party previously executed and delivered an Amended and Restated Security Agreement dated as of December 21, 1995 (the "Prior Security Agreement") pursuant to which the Company confirmed and continued its grant to the Secured Party, for the benefit of the Creditors and the Secured Party, of a security interest in certain collateral;

         WHEREAS, the Prior Credit Agreement has been amended and restated in its entirety pursuant to a Second Amended and Restated Revolving Credit Agreement dated as of the date hereof (as amended and in effect from time to time, the "Restated Credit Agreement") among the Company, the Lenders and The First National Bank of Boston as agent for the Lenders (in such capacity, the "Agent");

         WHEREAS, the Trustee and the Company have made certain modifications and amendments to the Indenture and the Debentures;

         WHEREAS, it is a condition precedent to (i) the Lenders' entering into the Restated Credit Agreement and making any loans or otherwise extending credit to the Company under the Restated Credit Agreement and (ii) the Trustee entering into the amendments to the Indenture and the Debentures that the Company execute and deliver to the Secured Party, for the benefit of the Creditors, a security agreement in substantially the form hereof;





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         WHEREAS, the rights and obligations of the Secured Party and the
Creditors with respect to Collateral are further set forth in the Collateral Agency Agreement dated as of December 22, 1993, as amended by an amendment dated as of December 21, 1995 and as further amended by an amendment dated as of the date hereof (as so amended and as hereafter amended and in effect from time to time, the "Collateral Agency Agreement"), among the Secured Party, the Agent and the Trustee;

         WHEREAS, the Company wishes to amend and restate in its entirety the Prior Security Agreement in order to confirm and continue its grant of security interests in favor of the Secured Party in the Collateral (as defined herein), as herein provided;

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. DEFINITIONS. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Collateral Agency Agreement and, if not defined therein, shall have the respective meanings provided therefor in the Credit Agreement (as hereinafter defined). All terms defined in the Uniform Commercial Code of the Commonwealth of Massachusetts and used herein shall have the same definitions herein as specified therein. The following terms shall have the meanings set forth in this Section 1 or elsewhere referred to below:

         Agent. As defined in the preamble hereto and shall include any replacement or successor Agent under the Restated Credit Agreement or any like agent(s) (or replacement(s) thereof or successor(s) thereto) under any other Credit Agreement.

         Credit Agreement. The Restated Credit Agreement and the Loan Documents (as defined therein), and any agreement or agreements designated as a "Credit Agreement" under the Collateral Agency Agreement by written notice by the Company to the Secured Party with the written consent of the Agent and governing Indebtedness all or part of which was incurred to refund, refinance or replace all or any portion of the Indebtedness under the Restated Credit Agreement, as the same may hereafter be amended, renewed, extended, restated, supplemented or otherwise modified (including by increasing the amount of Indebtedness thereunder) from time to time.

         Creditors. The "Secured Parties", as defined in the Collateral Agency Agreement.

         Event of Default. An "Actionable Default", as defined in the Collateral Agency Agreement.

         Obligations. Secured Obligations, as defined in the Collateral Agency Agreement.

         Requisite Party.  As defined in the Collateral Agency Agreement.

         Secured Party. As defined in the preamble hereto and shall include any successor Collateral Agent under the Collateral Agency Agreement.





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         Section 2.  GRANT OF SECURITY INTEREST.

         Section 2.1. COLLATERAL GRANTED. The Company hereby ratifies and affirms the pledge, assignment and grant to the Secured Party made pursuant to the Prior Security Agreement of, and further hereby grants to the Secured Party, for the benefit of the Creditors and the Secured Party, to secure the payment and performance in full of all of the Obligations, a continuing security interest in and so pledges and assigns to the Secured Party, for the benefit of the Creditors and the Secured Party, the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"):

                 All personal and fixture property of every kind and nature including without limitation all furniture, fixtures, equipment, raw materials, inventory, goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments (including certificated securities), deposit accounts and all general intangibles including, without limitation, all uncertificated securities, tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Company possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Company, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics.

         The Company acknowledges and agrees that, in applying the law of any jurisdiction that has now enacted or hereafter enacts all or substantially all of the uniform revision of Article 8 of the Uniform Commercial Code, with new provisions added to Article 9 contemplated by such revision, all as approved in 1994 by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, the foregoing description of Collateral shall be deemed to include "investment property" as defined in such new provisions of Article 9, it being the intention of the Company that such property be included in the foregoing description of Collateral, whether prior to or after the effectiveness of such revision in such jurisdiction.

         Section 2.2. DELIVERY OF INSTRUMENTS, ETC. Pursuant to the terms hereof, the Company has endorsed, assigned and delivered to the Secured Party all negotiable or non-negotiable instruments (including certificated securities) and chattel paper pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Secured Party may have specified. In the event that the Company shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments (including certificated securities) or chattel paper to be pledged by it hereunder, the Company shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such





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instruments of transfer or assignment duly executed in blank as the Secured
Party may from time to time specify. To the extent that any securities are uncertificated, appropriate book-entry transfers reflecting the pledge of such securities created hereby have been or, in the case of uncertificated securities hereafter acquired by the Company, will at the time of such acquisition be, duly made for the account of the Secured Party or one or more nominees of the Secured Party with the issuer of such securities or other appropriate book-entry facility or financial intermediary, with the Secured Party having at all times the right to obtain definitive certificates (in the Secured Party's name or in the name of one or more nominees of the Secured Party) where the issuer customarily or otherwise issues certificates, all to be held as Collateral hereunder. The Company hereby acknowledges that the Secured Party may, in its discretion, appoint one or more financial institutions to act as the Secured Party's agent in holding in custodial account instruments or other financial assets in which the Secured Party is granted a security interest hereunder, including, without limitation, certificates of deposit and other instruments evidencing short term obligations.

         Section 2.3. STOCK PLEDGE AGREEMENT. Concurrently herewith, the Company is executing and delivering to the Secured Party, for the benefit of the Creditors and the Secured Party, the Stock Pledge Agreement pursuant to which the Company is pledging to the Secured Party, for the benefit of the Creditors and the Secured Party, all of the issued and outstanding shares of the capital stock of its Subsidiaries. Such pledges shall be governed by the terms of the Stock Pledge Agreement and not by the terms of this Security Agreement.

         Section 2.4. TRADEMARK ASSIGNMENTS. Concurrently herewith, the Company is also executing and delivering to the Secured Party, for the benefit of the Creditors and the Secured Party, the Trademark Security Agreement pursuant to which the Company is assigning to the Secured Party, for the benefit of the Creditors and the Secured Party, certain Collateral consisting of trademarks, service marks and trademark and service mark rights, together with the goodwill appurtenant thereto. The provisions of the Trademark Security Agreement are supplemental to the provisions of this Agreement, and nothing contained in the Trademark Security Agreement shall derogate from any of the rights or remedies of the Secured Party or any of the Creditors hereunder. Nor shall anything contained in the Trademark Security Agreement be deemed to prevent or extend the time of attachment or perfection of any security interest in such Collateral created hereby.

         Section 3. TITLE TO COLLATERAL, ETC. The Company is the owner of the Collateral free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted by the Credit Agreement and the Indenture. None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-109(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts. None of the account debtors in respect of any accounts, chattel paper or general intangibles and none of the obligors in respect of any instruments included in the Collateral is a governmental authority subject to the Federal Assignment of Claims Act. The Company hereby represents and warrants to the Secured Party that it does not own and currently use any copyrights registered with the United States Copyright Office or any patents, patent applications or other patent rights.





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         Section 4.  CONTINUOUS PERFECTION.  The Company's place of business or, if more than one, its chief executive office, is indicated on the Perfection Certificate delivered to the Secured Party herewith (the "Perfection Certificate"). The Company will not change the same, or the name, identity or corporate structure of the Company in any manner, without providing at least thirty (30) days' prior written notice to the Secured Party. The Collateral, to the extent not delivered to the Secured Party pursuant to Section 2.2, will be kept at those locations listed on the Perfection Certificate and the Company will not remove the Collateral from such locations (except for movement from one Permitted Inventory Location to another Permitted Inventory Location), without providing at least thirty (30) days' prior written notice to the Secured Party.

         Section 5. NO LIENS. Except for the security interest herein granted and liens permitted by the Credit Agreement and the Indenture, the Company shall be the owner of the Collateral free from any lien, security interest or other encumbrance, and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party or any of the Creditors. The Company shall not pledge, mortgage or create, or suffer to exist a security interest (other than liens permitted by the Credit Agreement and the Indenture) in the Collateral in favor of any person other than the Secured Party.

         Section 6. NO TRANSFERS. The Company will not sell or offer to sell or otherwise transfer the Collateral or any interest therein except for sales permitted by Section 9.5(b) of the Credit Agreement.

         Section 7.  INSURANCE.

         Section 7.1. MAINTENANCE OF INSURANCE. The Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Company will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party to the extent provided in the Credit Agreement. In addition, all such insurance (excluding worker's compensation insurance) shall be payable to the Secured Party as loss payee or additional insured under a "standard" or "New York" loss payee clause for the benefit of the Creditors and the Secured Party. Without limiting the foregoing, the Company will (a) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (b) maintain all such workers' compensation or similar insurance as may be required by law and (c) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Company and product liability insurance.





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         Section 7.2.  INSURANCE PROCEEDS.  The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (a) so long as no Default or Event of Default has occurred and is continuing (i) to the extent that the amount of such proceeds is less than $250,000, be disbursed to the Company for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed and (ii) to the extent that the amount of such proceeds is greater than $250,000 and less than $5,000,000, be disbursed to the Secured Party to be applied against the Bank Debt (as defined in the Collateral Agency Agreement), and (b) in all other circumstances, be held by the Secured Party as cash collateral for the Obligations. The Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party may reasonably prescribe, for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed, or the Secured Party may apply all or any part of such proceeds to the Obligations with the Total Commitment (if not then terminated) being reduced by the amount so applied to the Obligations in accordance with the terms of the Collateral Agency Agreement; provided, however, that until the occurrence of an Event of Default under and as defined in the Indenture, such proceeds shall not be applied to the Debenture Debt.

         Section 7.3. NOTICE OF CANCELLATION, ETC. All policies of insurance shall provide for at least ten (10) days' prior written cancellation notice to the Secured Party. In the event of failure by the Company to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to the Company. The Company shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         Section 8. MAINTENANCE OF COLLATERAL; COMPLIANCE WITH LAW. The Company will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Secured Party, or its designee, may inspect the Collateral at any reasonable time, wherever located. The Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement. The Company has at all times operated, and the Company will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

         Section 9.  COLLATERAL PROTECTION EXPENSES; PRESERVATION OF
COLLATERAL.

         Section 9.1. EXPENSES INCURRED BY SECURED PARTY. In its discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. The Company agrees to reimburse the Secured Party on demand for any and all reasonable expenditures so made. The Secured Party shall have no obligation to the Company to make any such expenditures, nor shall the making thereof relieve the Company of any default.





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         Section 9.2.  SECURED PARTY'S OBLIGATIONS AND DUTIES.  Anything herein to the contrary notwithstanding, the Company shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. Neither the Secured Party nor any Creditor shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party or any Creditor of any payment relating to any of the Collateral, nor shall the Secured Party or any Creditor be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party or any Creditor in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party or any Creditor may be entitled at any time or times. The Secured Party's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the Commonwealth of Massachusetts or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

         Section 10. SECURITIES AND DEPOSITS. The Secured Party may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Secured Party may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to such securities constituting Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party or any Creditor to the Company may at any time be applied to or set off against any of the Obligations.

         Section 11. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER OBLIGORS. If an Event of Default shall have occurred and be continuing, the Company shall, at the request of the Secured Party, notify account debtors on accounts, chattel paper and general intangibles of the Company and obligors on instruments for which the Company is an obligee of the security interest of the Secured Party in any account, chattel paper, general intangible or instrument and that payment thereof is to be made directly to the Secured Party, to the FNBB Concentration Account or to any financial institution designated by the Secured Party as the Secured Party's agent therefor, and the Secured Party may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Company, so notify account debtors and obligors. After the making of such a request or the giving of any such notification, the Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Company as trustee for the Secured Party, for the benefit of the Creditors and the Secured Party, without commingling the same with other funds of the Company and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Secured Party to the Obligations in accordance with the provisions of the Collateral Agency Agreement,





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such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

         Section 12. FURTHER ASSURANCES. The Company, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Secured Party may require more completely to vest in and assure to the Secured Party and the Creditors their respective rights hereunder or in any of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code (including any fixture financing statements which the Party may in the future choose to file), (b) obtaining governmental and other third party consents and approvals, (c) obtaining waivers from mortgagees and landlords and (d) taking all actions required by Sections 8-313 and 8-321 of the Uniform Commercial Code, as applicable in each relevant jurisdiction, with respect to certificated and uncertificated securities.

         Section 13.  POWER OF ATTORNEY.

         Section 13.1. APPOINTMENT AND POWERS OF SECURED PARTY. The Company hereby irrevocably constitutes and appoints the Secured Party and any officer of Secured Party thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Secured Party's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement (except that actions that this Agreement expressly authorize to be taken by the Secured Party following and during the continuation of a Default or Event of Default shall be taken by the Secured Party only during such periods) and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without prior notice to or assent by the Company (except that the Secured Party shall notify the Company within a reasonable time thereafter of its utilization of this power of attorney), to do the following:

                 (a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the Commonwealth of Massachusetts and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do at the Company' expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Company might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and
         (iii) the execution, delivery and





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         recording, in connection with any sale or other disposition of any
         Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                 (b) to file such financing statements with respect hereto, with or without the Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Company's name such financing statements and amendments thereto and continuation statements which may require the Company's signature.

         Section 13.2. RATIFICATION BY COMPANY. To the extent permitted by law, the Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

         Section 13.3. NO DUTY ON SECURED PARTY. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party and the Creditors in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for the Secured Party's own bad faith, gross negligence or willful misconduct.

         Section 14. REMEDIES. If an Event of Default shall have occurred and be continuing, the Secured Party may, without notice to or demand upon the Company, declare this Agreement to be in default, and the Secured Party shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require the Company to assemble all or any part of the Collateral at such location or locations within the state(s) of the Company's principal office(s) or at such other locations as the Secured Party may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Company at least five (5) Business Days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that five (5) Business Days' prior written notice of such sale or sales shall be reasonable notice. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. To the extent that any of the Obligations are to be paid or performed by a person other than the Company, the Company waives and agrees not to assert any rights or privileges which it may have under Section 9-112 of the Uniform Commercial Code of the Commonwealth of Massachusetts.





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         Section 15.  NO WAIVER, ETC.  The Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 9.2 hereof. The Secured Party shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party with the consent of the Requisite Party. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

         Section 16. MARSHALLING. Neither the Secured Party nor any Creditor shall be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Secured Party hereunder and of the Secured Party or any Creditor in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

         Section 17. PROCEEDS OF DISPOSITIONS; EXPENSES. The Company shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the Collateral Agency Agreement, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Section 9-504(1)(c) of the Uniform

Commercial Code of the Commonwealth of Massachusetts, any excess shall be returned to the Company, and the Company shall remain liable for any deficiency in the payment of the Obligations. A statement by the Secured Party that is submitted to the Company with respect to the amount of such expenses and containing a basic description thereof shall be prima facie evidence of the amount thereof owing to the Secured Party.

         Section 18. TERMINATION. This Agreement shall terminate in accordance with the requirements of Section 12.5 of the Collateral Agency Agreement, and the Secured Party shall, at the Company's request and expense, execute and deliver to the Company a proper instrument or instruments acknowledging the satisfaction and termination of the Liens created hereby and will duly assign, transfer and deliver to the Company, without recourse and without any representation or warranty (except that such Collateral shall be free and clear of all Liens created by the Secured Party), such of the Collateral as may be in the possession of the Secured Party and has not theretofore been sold or otherwise applied pursuant to this Agreement.

         Section 19. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

         Section 20. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Company agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Company by mail at the address specified in Section 20 of the Credit Agreement. The Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         Section 21. WAIVER OF JURY TRIAL. THE COMPANY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Company (a) certifies that neither the Secured Party or any Creditor nor any representative, agent or attorney of the Secured Party or any Lender has represented, expressly or otherwise, that the Secured Party or any Creditor would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Credit Agreement, the Indenture the other Loan Documents to which the Secured Party or any of the Creditors is a party, the Secured Party and the Creditors are relying upon, among other things, the waivers and certifications contained in this Section 21.

         Section 22. MISCELLANEOUS. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its respective successors and assigns, and shall inure to the benefit of the Secured Party, the Creditors and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement. Notwithstanding any provision of this Agreement to the contrary, the Secured Party shall be authorized (and, with respect to dispositions of Collateral under Section 9.5(b) of the Credit Agreement, required) to release any of the Collateral or to provide any releases, financing statements or instruments of subordination in connection therewith solely in compliance with Section 8 of the Collateral Agency Agreement. This Agreement may not be amended or supplemented except by a writing signed by the Company and the Secured Party; provided, however, that any such amendment or supplementation shall comply with the provisions of Section 9(a) of the Collateral Agency Agreement. Notwithstanding any provision in this Agreement to the contrary, to the extent any provision of this Agreement conflicts with the Credit Agreement, the Collateral Agency Agreement or the Indenture, the provisions of the Credit Agreement and the Collateral Agency Agreement shall be controlling.

         IN WITNESS WHEREOF, intending to be legally bound, the Company has caused this Security Agreement to be duly executed as of the date first above written.

                                                   BARRY'S JEWELERS, INC.


                                                   By:_________________________
                                                      Thomas S. Liston, Chief
                                                      Financial Officer


Accepted:

THE FIRST NATIONAL BANK OF BOSTON,
  in its capacity as Collateral Agent


By:__________________________________
   Elizabeth A. Ratto, Vice President

                         CERTIFICATE OF ACKNOWLEDGMENT


STATE OF __________                                )
                                                   )  ss
COUNTY OF _________________________________        )


         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ______ day of August, 1996, personally appeared Thomas S. Liston to me known personally, and who, being by me duly sworn, deposes and says that he is the Chief Financial Officer of Barry's Jewelers, Inc., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Chief Financial Officer acknowledged said instrument to be the free act and deed of said corporation.



                                                  ______________________________
                                                  Notary Public
                                                  My Commission Expires: